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
[BRITISH COLUMBIA LOGO]           MINISTRY OF FINANCE     MAILING ADDRESS:           LOCATION:
                                  Corporate and Personal  PO BOX 9431 Stn Prov Govt  2nd Floor - 940 Blanshard St
                                  Property Registries     Victoria BC V8W 9V3        Victoria BC
                                                                                     250 356-8626
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                 www.corporateonline.gov.bc.ca

              NOTICE OF ARTICLES                     CERTIFIED COPY
                                        Of a Document filed with the Province of
           BUSINESS CORPORATIONS ACT    British Columbia Registrar of Companies

                                                               /s/ J S Powell
                                                               -----------------
                                                                   J S Powell
                                                                 July 16, 2004

This Notice of Articles was issued by the Registrar on July 16, 2004 11.21 AM Pacific Time

Incorporation Number: BC0554056

Recognition Date: November 13, 1997
                          as a result of an Amalgamation

                               NOTICE OF ARTICLES

NAME OF COMPANY:

LIONS GATE ENTERTAINMENT CORP.

REGISTERED OFFICE INFORMATION

MAILING ADDRESS:                                     DELIVERY ADDRESS:
2200-1055 W HASTINGS ST                              2200-1055 W HASTINGS ST
VANCOUVER BC V6E 2E9                                 VANCOUVER BC V6E 2E9

RECORDS OFFICE INFORMATION

MAILING ADDRESS:                                     DELIVERY ADDRESS:
2200-1 055 W HASTINGS ST                             2200-1055 W HASTINGS ST
VANCOUVER BC V6E 2E9                                 VANCOUVER BC V6E 2E9

                                                          BC0554056 Page: 1 of 5
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PRE-EXISTING COMPANY PROVISIONS

The Pre-existing Company Provisions apply to this company.

AUTHORIZED SHARE STRUCTURE

1. 500,000,000                Common Shares          Without Par Value

                                                     With Special Rights or
                                                     Restrictions attached

2. 200,000,000                Preference Shares      Without Par Value

                                                     With Special Rights or
                                                     Restrictions attached


1) 1,000,000                  5.25% Convertible      Special Rights or
                              Redeemable Preferred   Restrictions are attached
                              Shares, Series A

2) 10                         Preferred Shares,      Special Rights or
                              Restricted Voting,     Restrictions are attached
                              Non-Transferable,
                              Series B

                                                          BC0554056 Page: 5 of 5